JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 8/4/2020
INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD. By: /s/ Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 8/4/2020
INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:                              /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:                              /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:                              /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:                              /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer

Date: 8/4/2020
INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:                              /s/ Andrew Prodromos
Name:            Andrew Prodromos
Title: Authorized Officer
Date: 8/4/2020